Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-274561, 333-270539, 333-267120, 333-266013, and 333-278144) on Form S-3 and (Nos. 333-273946, 333-268348, 333-263877, 333-261546, 333-261492, 333-261052, 333-258907, and 333-281446) on Form S-8 of our reports dated February 28, 2025, with respect to the consolidated financial statements of indie Semiconductor, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Irvine, California
February 28, 2025